UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2012

Lincare Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-19946	51-0331330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

19387 U.S. 19 North, Clearwater, FL 33764

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 727-530-7700

(Former name or address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Merger Agreement

On July 1, 2012, Lincare Holdings Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Linde AG, a stock corporation organized under the laws of Germany (“Parent”) and Linde US Inc., a Delaware corporation and a wholly owned indirect subsidiary of Parent (“Purchaser”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Purchaser will commence a tender offer (the “Offer”) to acquire all of the shares of common stock, par value $0.01 per share, of the Company issued and outstanding (the “Shares”) for $41.50 per Share (the “Offer Price”), subject to any required withholding of taxes, net to the seller in cash and without any interest thereon.

The Merger Agreement provides that Purchaser will commence the Offer by July 11, 2012 and that the Offer will remain open for at least 20 business days.

Pursuant to the Merger Agreement, after the consummation of the Offer, and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Purchaser will merge with and into the Company (the “Merger”), with the Company surviving as a wholly owned indirect subsidiary of Parent. Upon completion of the Merger, each issued and outstanding Share (other than Shares that are held by Parent, the Company and their respective subsidiaries and stockholders exercising their appraisal rights under the Delaware General Corporation Law (the “DGCL”)) will be converted into the right to receive an amount in cash equal to the Offer Price (without interest and subject to applicable withholding taxes). In addition, each option to purchase Shares (other than rights under the Company ESPP (as defined below)) then in effect (an “Option”), whether vested or unvested, will, unless otherwise agreed by Parent and the holder of such Option, be cancelled immediately prior to the consummation of the Offer, and the holder of such Option will receive an amount in cash equal to the product of (x) the total number of shares of common stock of the Company subject to such Option and (y) the excess, if any, of the Offer Price over the exercise price per share of Company common stock subject to such Option, with the aggregate amount of such payment rounded down to the nearest cent, less such amounts as are required to be withheld or deducted as taxes. Further, at the effective time of the Merger, each restricted share of Company common stock (a “Restricted Share”) that has not previously vested will, unless otherwise agreed by Parent and the holder of such Restricted Share, be converted into the right to receive an amount in cash equal to the Offer Price (without interest and subject to applicable withholding taxes). Each purchase right outstanding under the Company’s Employee Stock Purchase Plan (the “Company ESPP”) will be automatically exercised by applying the payroll deductions of each participant under the Company ESPP to purchase Shares at the purchase price determined under the Company ESPP.

If Parent, Purchaser and any of Parent’s other subsidiaries acquire in the aggregate at least 90% of the outstanding Shares (the “Short-Form Threshold”) pursuant to the Offer or otherwise, the Company, Parent and Purchaser will take all necessary and appropriate actions to effect a “short-form” merger under the DGCL without additional approval by the Company’s stockholders. In addition, subject to the terms of the Merger Agreement, the Company has granted Purchaser an irrevocable option (the “Top-Up Option”), exercisable only after Purchaser has accepted and purchased Shares tendered in the Offer and on the terms and conditions set forth in the Merger Agreement, to purchase from the Company that number of Shares as would be necessary for Parent and its subsidiaries to own one Share more than the Short-Form Threshold. If the Offer is consummated but the Short-Form Threshold is not attained, the Company will hold a special stockholders’ meeting to obtain stockholder approval of the Merger. Parent has agreed to vote all Shares then owned by it and its subsidiaries (whether acquired in the Offer or otherwise) in favor of approval of the Merger, thereby assuring approval.

Consummation of the Offer is subject to several conditions, including, among other customary conditions, the following:

•	the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

•

there being validly tendered into the Offer and not withdrawn that number of Shares which, when taken together with Shares (if any) owned by Parent or any of its subsidiaries, represents more than 50% of the Shares then outstanding determined on a fully-diluted basis;

•	the absence of a material adverse effect on the Company;

•

the absence of any injunction, judgment, ruling, order or decree instituted, issue or entered, or any law enacted, issued, promulgated or enforced, by any governmental authority having jurisdiction over the Company, Parent or Purchaser which (i) restrains, enjoins or prohibits consummation of the Offer or the Merger or makes the consummation of the Offer or the Merger illegal or (ii) would reasonably be expected to result in a Substantial Detriment (as defined in the Merger Agreement); and

•

the absence of any pending (i) proceeding, claim, suit or action brought by any governmental authority seeking to (a) restrain, enjoin or prohibit the consummation of the Offer or the Merger or make the consummation of the Offer or the Merger illegal or (b) impose a Substantial Detriment (as defined in the Merger Agreement) or (ii) proceeding, claim, suit or action brought by any other person that (x) relates to the Merger Agreement or the transaction and (y) would reasonably be expected to have a material adverse effect on the Company.

The Merger Agreement does not contain a financing condition.

The Merger Agreement includes customary representations, warranties and covenants of the Company, Parent and Purchaser. The Company has agreed to operate its business in the ordinary course until the earlier of the termination of the Merger Agreement and the effective time of the Merger. The Company has also agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire the Company and to certain restrictions on its ability to respond to any such proposals.

The Merger Agreement includes customary termination provisions for both the Company and Parent and provides that, in connection with the termination of the Merger Agreement, under certain circumstances, the Company must pay Parent a termination fee of $155,000,000 or Parent’s out-of-pocket expenses related to the Merger (up to a cap of $10,000,000).

The Board of Directors of the Company has unanimously resolved to recommend that the Company’s stockholders accept the Offer, tender their shares of the Company’s common stock to Purchaser in the Offer and, to the extent stockholder approval is required under applicable law, adopt the Merger Agreement.

The Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated by reference. The foregoing summary has been included to provide investors and security holders with information regarding its terms and is qualified in its entirety by the terms and conditions of the Merger Agreement. It is not intended to provide any other factual information about the Company. The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement, which were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 8.01.	Other Events.

On July 2, 2012, the Company and Parent issued a joint press release announcing the entry into the Merger Agreement. A copy of the joint press release is attached as Exhibit 99.1 hereto and is incorporated by reference.

Additional Information

The Offer described in this communication has not yet commenced, and this communication is neither an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of the Company or any other securities. On the commencement date of the Offer, (i) a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed by Purchaser with the SEC, and (ii) a Solicitation/Recommendation Statement on Schedule 14D-9 will be filed by the Company with the SEC. The offer to purchase shares of the Company common stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed with such Schedule TO. INVESTORS AND SECURITIES HOLDERS ARE URGED TO READ BOTH THE TENDER OFFER STATEMENT AND THE SOLICITATION/RECOMMENDATION STATEMENT REGARDING THE OFFER, AS THEY MAY BE AMENDED

FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of these statements (when available) and other public documents filed with the SEC at the website maintained by the SEC at www.sec.gov.

Forward-Looking Statements

Statements in this release concerning future results, performance or expectations are forward-looking statements. All forward-looking statements included in this document are based upon information available to Lincare Holdings Inc. as of the date hereof. In some cases, forward-looking statements that involve risks and uncertainties contain terminology such as “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or variations of these terms or other comparable terminology. Such forward-looking statements include the ability of the Company, Parent and Purchaser to complete the transactions contemplated by the Merger Agreement, including the parties’ ability to satisfy the conditions to the consummation of the Offer and the other conditions set forth in the Merger Agreement and the possibility of any termination of the Merger Agreement. The forward-looking statements contained in this document are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Actual results may differ materially from current expectations because of risks associated with uncertainties as to the timing of the Offer and the subsequent Merger; uncertainties as to how many of the Shares will be tendered in the Offer; the possibility that competing offers or acquisition proposals will be made; the possibility that various conditions to the consummation of the Offer or the Merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Offer or the Merger; the effects of disruption from the Offer or Merger on the Company’s business and the fact that the announcement and pendency of the Offer and Merger may make it more difficult to establish or maintain relationships with employees, suppliers and other business partners; the risk that shareholder litigation in connection with the Offer or the Merger may result in significant costs of defense, indemnification and liability; other uncertainties pertaining to the business of the Company, and other risks detailed in the Company’s public filings with the SEC from time to time, including the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2011 and Quarterly Reports on Form 10-Q. The reader is cautioned not to unduly rely on these forward-looking statements. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 1, 2012, by and among the Company, Parent and Purchaser.*

99.1	Joint Press Release, issued by the Company and Parent, dated July 2, 2012.

*Pursuant to Item 601(b)(2) of Regulation S-K, all schedules (or similar attachments) listed herein have been omitted. The Company agrees to furnish supplementally a copy of all omitted schedules (or similar attachments) to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lincare Holdings Inc.

By:	/S/ PAUL G. GABOS
Name: Paul G. Gabos Title: Chief Financial Officer, Treasurer and Secretary

Date:	July 6, 2012

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 1, 2012, by and among the Company, Parent and Purchaser.*

99.1	Joint Press Release, issued by the Company and Parent, dated July 2, 2012.

*Pursuant to Item 601(b)(2) of Regulation S-K, all schedules (or similar attachments) listed herein have been omitted. The Company agrees to furnish supplementally a copy of all omitted schedules (or similar attachments) to the Securities and Exchange Commission upon request.